FOR RELEASE July 21, 2008 at 6:00 AM EDT
Contacts:
Jill Bertotti
Allen & Caron Inc
jill@allencaron.com
(949) 474-4300

INCENTRA SOLUTIONS SETS DATE FOR SECOND QUARTER
AND SIX-MONTH RESULTS RELEASE AND CONFERENCE CALL

Boulder, CO— July 21, 2008— Incentra Solutions, Inc. (OTCBB: ICNS) will report its financial results for the second quarter and six months ended June 30, 2008, at 6:00 a.m. Eastern Time on Thursday, July 31, and will host a conference call at 11:30 a.m. Eastern Time that same day.

Conference Call
Toll free dial-in number:	1-800-762-8779*
International dial-in number:	1-480-629-1990*
* Conference ID: 3903546

Webcast
A live webcast and one-year archive of the call can be accessed at:
www.incentrasolutions.com.

About Incentra Solutions, Inc.
Incentra Solutions, Inc. (www.incentrasolutions.com) (OTCBB:ICNS) is a provider of complete IT solutions and services to enterprises and managed service providers in North America and Europe. Incentra’s complete solution includes managed services, professional services, hardware and software products with the Company’s First Call and Enhanced First Call support services, IT outsourcing solutions and financing options.

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